SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2010 (November 8, 2010)

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-29092	54-1708481
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

7901 Jones Branch Drive, Suite 900, McLean, VA 22102

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (703) 902-2800

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On November 10, 2010, Primus Telecommunications Group, Incorporated (“Group”), announced that Richard Ramlall, 54, has joined the company November 8, 2010 as Senior Vice President, Corporate Development and Chief Communications Officer. In this role, he will be responsible for corporate development and investor and public relations. Information regarding the business experience, employment history and related matters for Mr. Ramlall is included in, and incorporated herein by reference to, Group’s press release attached hereto as Exhibit 99.1.

Mr. Ramlall is entitled to salary at a rate of $225,000 per annum under an at-will employment relationship. He will be eligible for future incentive awards of equity securities and, beginning in 2011, he will be eligible for an incentive bonus targeted at 40% of salary, as determined by the Compensation Committee of the Board. In the event of certain termination of employment “without cause,” Mr. Ramlall would become entitled to receive six-months of salary at the then-existing rate and six-months of reimbursement for COBRA-elected coverage.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release by Primus Telecommunications Group, Incorporated, dated November 10, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

Dated: November 10, 2010	By:	/s/ Thomas D. Hickey
Thomas D. Hickey
Secretary and General Counsel

[EXHIBIT INDEX]

Exhibit Number	Description

99.1	Press Release by Primus Telecommunications Group, Incorporated, dated November 10, 2010